Exhibit 10.1


                            Share Exchange Agreement


         Share Exchange Agreement entered into as of February 25, 2005 (this "Agreement"), among Knowledge Transfer Systems Inc., a Nevada corporation (the "Buyer"), Larry Ball ("Ball"), Steve Miller ("Miller"), Al Mercado ("Mercado"), Andrew Routley ("Routley"), and Alvaro Villa ("Villa", and together with Ball, Miller, Mercado, and Routely, collectively, the "Sellers," and individually, a "Seller") and Global General Technologies Inc., a California corporation (the "Company").

         WHEREAS, the Sellers own the following shares of common stock of the Company, which collectively constitute all of the issued and outstanding shares of the Company's common stock:

                                    Name             Shares

                                    Ball             13,100,000
                                    Miller           600,000
                                    Mercado 400,000
                                    Routley          300,000
                                    Villa            600,000

         WHEREAS, the Sellers desire to sell, and the Buyer desires to purchase, all of the outstanding capital stock of the Company on the terms and conditions contained in this Agreement; and

         WHEREAS, the Board of Directors of the Buyer has determined that it is in the best interests of the Buyer and its stockholders for the Buyer to purchase the Company upon the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and other good and valuable consideration, the receipt and sufficiency of which is herein consideration of the representations, warranties, and covenants herein contained, the parties agree as follows.

         1. Definitions.

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

         "Buyer" has the meaning set forth in the preface above.

         "Buyer Indemnified Party" has the meaning set forth in ss.8(a) below.

         "Closing" has the meaning set forth in ss.2(b) below.

         "Closing Date" has the meaning set forth in ss.2(b) below.



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         "Code" means the Internal Revenue Code of 1986, as amended.

         "Contract" shall mean all contracts, agreements, commitments, notes, bonds, deeds of trust, indentures, leases, mortgages, arrangements, instruments, documents of any nature or description that the Company is party to or obligated by.

         "Damages" has the meaning set forth in ss.8(a) below.

         "Environmental, Health, and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

         "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

         "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.



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         "Person"  means  an  individual,  a  partnership,  a  corporation,   an
association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Security Interest" means any security interest, pledge, mortgage, lien, charge, encumbrance, license, easement, right-of-way, cloud on title, adverse claim, preferential arrangement or restriction of any kind, including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

         "Seller" has the meaning set forth in the preface above.

         "Seller Indemnified Party" has the meaning set forth in ss.8(b) below.

         "Seller Share" means all issued and outstanding shares of the common stock, no par value, of the Company, owned by the Sellers.

         "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.



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         "Tax Return" means any return,  declaration,  report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         2. Exchange of Shares.

         (a) Exchange. Subject to the terms and conditions stated herein, at the
Closing:

                  (1) the Sellers shall assign, transfer, convey, and deliver to the Buyer the Seller Shares and any and all rights in such shares to which they are entitled, and by doing so will be deemed to have assigned all of their respective right, title and interest in and to all such Seller Shares to the Buyer; and

                  (2) in exchange for the Seller Shares, the Buyer shall issue to each Seller, and each Seller shall accept and acquire from the Buyer, shares of the common stock of the Buyer (the "Consideration Shares"), so that each Seller Share is converted into one (1) Consideration Share. For avoidance of doubt, Buyer will not be required to consummate this transaction unless all, and not less than all, of the Seller Shares are transferred and assigned pursuant to the foregoing.

         (b) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of David Lubin &
Associates, 92 Washington Avenue, Cedarhurst, NY 11516 EST on the second business day following the satisfaction or waiver of all conditions to the obligations of the parties provided below, or such other date as the Buyer and the Sellers may mutually determine (the "Closing Date").



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         (c)  Deliveries  at the Closing.  At the Closing,  (i) the Sellers will deliver to the Buyer the various certificates, instruments, and documents referred to in Section 7(a) below, (ii) the Buyer will deliver to the Sellers the various certificates, instruments, and documents referred to in Section 7(b)
below,   (iii)  the  Sellers  will  deliver  to  the  Buyer  stock  certificates representing the Seller Shares, endorsed in blank or accompanied by duly executed assignment documents, and (iv) the Buyer will deliver to the Sellers stock certificates representing the Consideration Shares.

         3. Representations and Warranties of the Seller.

         The Sellers, jointly and severally, represent and warrant to the Buyer that the statements contained in this Section 3 are true, correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

               (i) Organization of the Company. The Company is duly organized, validly existing, and in good standing under the laws of the State of California. The Company has all requisite corporate or other power to own, operate and lease its assets and carry on its business as the same is now being conducted. The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of the Company are correct and complete. The Company does not and has never maintained any stock, partnership, joint venture or any other security or ownership interest in any other entity.

               (ii) Authorization of Transaction. Each of the Sellers has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Sellers, enforceable against them in accordance with its terms and conditions. No Seller needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any person, including without limitation, any government or governmental agency in order to execute and deliver this Agreement and consummate the transactions contemplated herein.

               (iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which either the Company or the Sellers are subject or, any provision of the Articles of Incorporation or Bylaws of the Company or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which either the Company or the Seller is a party or by which it or he is bound or to which any of its or his assets is subject.

               (iv) Brokers' Fees. Neither the Company nor any of the Sellers have any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.



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               (v)  Investment.  Each of the  Sellers (A)  understands  that the
         Consideration Shares have not been, and will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (B) are acquiring the Consideration Shares solely for their own account for investment purposes, and not with a view to the distribution thereof, (C) are sophisticated investors with knowledge and experience in business and financial matters, (D) have received certain information concerning the Buyer and have had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Consideration Shares, (E) are able to bear the economic risk and lack of liquidity inherent in holding the Consideration Shares, and (F) are accredited investors, as such term is defined under Regulation D of the Securities Act.

         (vi) Capitalization; Seller Shares. The Sellers hold of record and own beneficially the Seller Shares, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid, and nonassessable. Except as set forth on Schedule 3(vi), there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company or the Sellers to sell, transfer, or otherwise dispose of any capital stock of the Company or that could require the Company or the Sellers to issue, sell, or otherwise cause to become outstanding any of its own capital stock. There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of the Company. The Company does not control directly or indirectly or have any direct or indirect equity participation in any corporation, partnership, trust, or other business association.

               (vii) Title to Assets. Attached as Schedule 3(vii) is a list of all assets and real property used or leased by the Company. The Company has good and marketable title to, or a valid leasehold interest in, all of said assets, free and clear of all Security Interests.

               (viii) Liabilities. Neither the Sellers nor the Company have any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for Liabilities set forth on
Schedule 3(viii).

               (ix) Legal Compliance. Each of the Sellers and the Company has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), including without limitation, all Environmental, Health, and Safety Requirements, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

         (x)   Tax Matters.



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               (a) Each of the Sellers and the Company has filed all Tax Returns that he or it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Company and the Sellers have been paid. Neither the Company nor the Sellers is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where any of the Company or the Sellers does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of the Company or the Sellers that arose in connection with any failure (or alleged failure) to pay any Tax.

               (b) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

               (c) There is no Basis for any governmental authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of the Company either (A) claimed or raised by any authority in writing or (B) as to which the Sellers have knowledge. Schedule 3(x) lists all federal, state, local, and foreign income Tax Returns filed with respect to the Company. The Sellers have delivered to the Buyer correct and complete copies of all federal income Tax Returns.

               (d) None of the Sellers nor the Company has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.



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               (e) None of the Sellers nor the Company has filed a consent under
         Code ss.341(f) concerning collapsible corporations. None of the Sellers nor the Company has made any payments, is obligated to make any
         payments,   or  is  a  party  to  any  agreement   that  under  certain
         circumstances could obligate it to make any payments that will not be deductible under Code ss.280G. None of the Sellers nor the Company has been a United States real property holding corporation within the meaning of Code ss.897(c)(2) during the applicable period specified in Code ss.897(c)(1)(A)(ii). None of the Sellers nor the Company is a party to any Tax allocation or sharing agreement. None of the Sellers or the Company (A) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Seller) or (B) has any Liability for the Taxes of any Person under Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

         (xi) Real Property. The Company does not own or lease any real property except as set forth on Schedule 3(xi).

         (xii) Intellectual Property.

               (a) The Company owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary or desirable for the operation of the business of the Company. Each item of Intellectual Property owned or used by the Company will be owned or available for use to the Company on identical terms and conditions immediately subsequent to the Closing hereunder. The Company has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses.


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               (b) None of the  Sellers nor the  Company  has  interfered  with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the Sellers nor the Company has ever received any charge, complaint, claim,
         demand,  or  notice  alleging  any  such  interference,   infringement,
         misappropriation, or violation. No third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Company.

               (c) Schedule 3(xii) identifies each patent or registration which has been issued to the Company with respect to its Intellectual Property, identifies each pending patent application or application for registration which the Company has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which the Company has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Sellers have delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date). Schedule 3(xii) also identifies each trade name or unregistered trademark used by the Company. With respect to each item of Intellectual Property so listed:

                      (A) the Company possess all right,  title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

                      (B) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                      (C) no action, suit, proceeding,  hearing,  investigation, charge, complaint, claim, or demand is pending or threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                      (D) neither  the Company nor the Sellers  have ever agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

               (d) Schedule 3(xii) identifies each item of Intellectual Property that any third party owns and that any of the Company or the Sellers uses pursuant to license, sublicense, agreement, or permission. The Sellers have delivered to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property owned or licensed by the Company:

                      (A) the  license,  sublicense,  agreement,  or  permission covering the item is legal, valid, binding, enforceable, and in full force and effect;


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                      (B) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                      (C) no party to the  license,  sublicense,  agreement,  or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                      (D) no party to the  license,  sublicense,  agreement,  or permission has repudiated any provision thereof;

                      (E) with respect to each sublicense,  the  representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license;

                      (F) the underlying  item of  Intellectual  Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                      (G) no action, suit, proceeding,  hearing,  investigation, charge, complaint, claim, or demand is pending or threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                      (H) none of the  Sellers  nor the  Company has granted any
               sublicense   or  similar  right  with  respect  to  the  license,
               sublicense, agreement, or permission.

               (e) The Buyer will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the consummation of the transactions contemplated herein.

               (f) None of the Sellers nor the Company has any knowledge of any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other third parties have developed which reasonably could be expected to supersede or make obsolete any product or process of the Company.

         (xiii)   Contracts.

                  (a) Schedule 3(xiii) contains a true, complete and accurate list of all Contracts, whether written or oral, to which the Company is a party or by which any of its assets are bound. The Company is not obligated under any loan agreement, promissory note or other evidence of indebtedness as a signatory, guarantor or otherwise and has not otherwise guaranteed the performance by any Person of the obligations of such Person under any Contract, other than as set forth on Schedule 3(xiii).

                  (b) No consent of any party to any Contract is required in connection with the execution, delivery and performance of this Agreement.

                  (c) The Company is not in default under any Contract, nor has any event occurred, which through the passage of time or the giving of notice, or both, would constitute a default by the Company, would cause the acceleration of any of the Company's obligations thereunder, would result in the creation of any Security Interest. No third party is in default under any Contract, nor has any event occurred that, through the passage of time or the giving of notice, or both, would constitute a default thereunder.

                  (d) Neither the Company nor the Sellers are a party to or bound by any Contract which (i) limits the Sellers or the Company from competing in any line of business or with any Person or in any geographic area or during any time period or (ii) grants any Person any preferential right to purchase from the Sellers or the Company, any properties or assets of the Sellers or the Company, including without limitation, the Intellectual Property.

         (xiv) Litigation. Neither the Company nor the Sellers (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

         (xv) Employees. The Company is not (a) a party to any union, collective bargaining or similar agreement; (b) providing or obligated to provide any profit sharing, deferred compensation, bonus, savings, stock option, stock purchase, pension, consulting, retirement, welfare or other incentive plan or agreement; (c) providing or obligated to provide "fringe benefits" or any employee perquisites to employees, including, without limitation, vacation, sick leave, medical, hospitalization, insurance and related benefits; or (d) a party to any employment or consulting agreement. No present or former employee of the Company has any claim on account of or for bonuses, vacation, time off earned or otherwise. On or before the Closing Date all accrued wages, salary, bonus, commissions, vacation and sick pay and Taxes relating thereto shall be paid by the Company.

         (xvi) Guaranties. Neither the Sellers nor the Company is a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person.

         (xvii) Disclosure. All representations, warranties and certifications contained in this Agreement, including any schedules delivered herewith, and all the other documents delivered in connection with this Agreement delivered directly or indirectly by the Sellers or the Company are true, correct and complete, do not contain any statement which is false or misleading with respect to a material fact and do not omit to state a material fact necessary in order to make the statements herein and therein not false or misleading.

         4. Representations and Warranties of the Buyer. The Buyer represents and warrants to the Sellers that the statements contained in this Section are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

               (i) Organization of the Buyer. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada.

               (ii) Authorization of Transaction. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions.

               (iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.

               (iv) Brokers' Fees. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

               (v) Investment. The Buyer is not acquiring the Seller Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

         5. Pre-Closing Covenants. The parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

         (a) Between the date of this Agreement and the Closing, the Sellers and the Company shall give the Buyer and its authorized representatives and agents full and complete access to all properties, personnel, facilities and offices of the Company and the Sellers and to all the books and records thereof (and permit the Buyer to make copies thereof), and cause the officers and employees of, and consultants to, the Sellers to furnish the Buyer with all financial information and operating data and other information with respect to the business and properties of the Company and to discuss with the Buyer and its authorized representatives the affairs of the Company.

         (b) Each of the parties shall use reasonable efforts to cause their respective Affiliates, officers, directors, employees, auditors, attorneys, consultants, advisors and agents, to treat as confidential and hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of applicable law, and after prior written notice to the other party, of the Sellers, the Company, or the Buyer, as the case may be, furnished to the Buyer by the Sellers or the Company or to the Sellers or the Company by the Buyer, as the case may be, or any of their respective representatives in connection with the transactions contemplated herein and will not release or disclose such confidential information to any other Person, except their respective auditors, attorneys, financial advisors and other consultants, agents and advisors in connection with the consummation of the contemplated transactions. If the transaction contemplated by this Agreement does not occur (i) such confidence shall be maintained by the parties and each party shall use reasonable efforts to cause its officers, directors, Affiliates and such other Persons to maintain such confidence, except to the extent such information comes into the public domain (other than as a result of an action by such party, its officers, directors or such other Persons in contravention of this Agreement), and (ii) upon the request of any party, the other party shall promptly return to the requesting party any written materials remaining in its possession, which materials it has received from the requesting party or its representatives, together with any analyses or other written materials based upon the materials provided.

         (c) Publicity. Neither the Sellers nor the Company shall, and none of them shall permit any Person to, issue any press release or make any other statement or disclosure with respect to this Agreement or the transactions contemplated without the prior written approval of the Buyer.

         (d) Conduct of Business. Except as expressly consented to in writing by the Buyer, between the date of this Agreement and until the earlier of the termination of this Agreement in accordance with the terms hereof or the Closing, the Company shall conduct its business diligently, in good faith and only in the ordinary course of business consistent with past practice and use all its reasonable efforts to preserve intact its present business organization and employees and to preserve the goodwill of Persons having business relations with it. Without limiting the generality of the foregoing, the Company shall not, directly or indirectly, and the Sellers shall not cause the Company, directly or indirectly, to:

         (i) amend its articles of incorporation or bylaws;

         (ii) acquire any capital stock or other equity securities of any Person or any equity or ownership interest in any business;

         (iii) incur or guarantee any Liabilities of any kind or make any loans of any kind;

         (iv) (i) split, combine or reclassify its outstanding capital stock or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, (ii) spin-off any assets or businesses, sell any assets or businesses or effect any extraordinary corporate transaction, (iii) engage in any transaction for the purpose of effecting a recapitalization, or (iv) engage in any transaction or series of related transactions which has a similar effect to any of the foregoing;

         (v) issue or sell, transfer, pledge or otherwise dispose of, or agree to issue, sell, pledge or otherwise dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of its capital stock of any class, or any debt or equity securities convertible into or exchangeable for such capital stock;

         (vi) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock;

         (vii) enter into any Contract (written or oral) or transaction;

         (viii) modify the terms of, terminate or fail in any respect to comply with the terms of any Contract;

         (ix) enter into or amend any employment, consulting, severance or similar Contract;

         (x) fail to promptly advise the Buyer in writing of any condition or event which may have a material adverse effect on the Company or the Sellers; or

         (xi) agree or otherwise commit, whether in writing or otherwise, to do, or take any action or omit to take any action that would result in, any of the foregoing.

         (e) Amending Schedules. From time to time prior to the Closing, the parties shall promptly provide, supplement and/or amend the Schedules hereto with respect to any matter arising after the date of this Agreement which, if existing or occurring at the date of this Agreement, would have been required to have been set forth on the Schedules to this Agreement. Such supplement or amendment shall have the effect of curing any related misrepresentation or breach of warranty made in connection with the transactions contemplated by this Agreement; provided, however, that if such misrepresentation or breach is material, each party shall have a commercially reasonable period of time following receipt of any supplemented or amended Schedules to elect (i) to terminate this Agreement without any further liability to the parties or (ii) in such non-amending party's sole discretion, to waive such breach and consummate the transactions contemplated by this Agreement.

         (f) Remedies. In addition to any and all other remedies available at law or equity, in the event any of the Sellers or the Company shall breach or threaten to breach any of the provisions of this Agreement, each of the Sellers and the Company agree and acknowledge that damages would be difficult to ascertain, the Buyer and its Affiliates will suffer immediate, irreparable harm, and the Buyer and its Affiliates shall be entitled, in addition to any and all other remedies, to an injunction issued by a court of competent jurisdiction restraining the aforesaid violations of the Sellers and/or the Company, without the necessity of posting a bond. Nothing contained in this Section 5(f) is intended to limit in any way any of the rights or remedies of any party to this Agreement in respect of any breach or threatened breach of this or any other provision of this Agreement. The Sellers and the Company acknowledge and agree that there is no adequate remedy at law for any such breach or threatened breach and, in the event that any action or proceeding is brought seeking injunctive relief, said party shall not use as a defense thereto that there is an adequate remedy at law. Furthermore, the Buyer shall be entitled to a right of specific performance upon a breach of this Agreement by any of the Sellers and/or the Company.

          (g) Exclusivity. None of the Company nor any of the Sellers will (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of the Company (including any acquisition structured as a merger, consolidation, or share exchange) or
(ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Sellers and the Company will notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

         6. [Intentionally omitted]

         7. Conditions to Obligation to Close.

         (a) Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

               (i) the representations and warranties set forth in ss.3 above shall be true and correct in all respects at and as of the Closing Date;

               (ii) the Sellers shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

               (iii) the Sellers shall have procured all of the third party consents specified in Schedule 7(a)(iii) and any other documents, instruments or agreements requested by the Buyer;

               (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Buyer to own the Seller Shares and to control the Company, or (D) affect adversely the right of the Company to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

               (v) the Sellers shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above is satisfied in all respects;

               (vi) the relevant parties shall have entered into side agreements in form and substance as set forth in Exhibits ___ attached hereto and the same shall be in full force and effect;

               (vii) all actions to be taken by the Sellers in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

The Buyer may waive any condition specified in this ss.7(a) if it executes a writing so stating at or prior to the Closing.

         (b) Conditions to Obligation of the Sellers. The obligation of the Sellers to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

               (i) the representations and warranties set forth in ss.4 above shall be true and correct in all material respects at and as of the Closing Date;

               (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

               (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

               (iv) the Buyer shall have delivered to the Sellers a certificate to the effect that each of the conditions specified above in ss.7(b) is satisfied in all respects;

               (v) the relevant parties shall have entered into side agreements in form and substance as set forth in Exhibits __ and the same shall be in full force and effect;

               (vi) the Board of Directors of Buyer shall have appointed Ball as the President and Chief Executive Officer of the Buyer and Ball and Miller as directors of the Buyer; and

               (vii) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Sellers.

The Sellers may waive any condition specified in this ss.7(b) if they execute a writing so stating at or prior to the Closing.

         8. Indemnification.

         (a) Indemnification by the Seller. The Sellers and their Affiliates, jointly and severally, shall indemnify and hold harmless the Buyer and its Affiliates, officers, directors, stockholders, employees and agents and the successors and assigns of all of them (the "Buyer Indemnified Parties"), and shall reimburse the Buyer Indemnified Parties for, any loss, liability, claim, damage, expense (including, but not limited to, costs of investigation and defense and attorneys' fees) (collectively, "Damages"), arising from or in connection with (a) any inaccuracy or breach of any of the representations and warranties, of the Sellers or the Company in this Agreement or in any certificate or document delivered by the Sellers or the Company pursuant to this Agreement, or any actions, omissions or statements of fact inconsistent with in any respect any such representation or warranty, (b) any failure by the Sellers or the Company to perform or comply with any agreement, covenant or obligation in this Agreement or in any certificate or document delivered by the Sellers or the Company pursuant to this Agreement to be performed by or complied with by the Seller or the Company, (c) any claims made by a third Person against the Buyer or its Affiliates based upon a Contractual obligation of the Sellers or the Company prior to the Closing Date, (d) Taxes attributable to the Company or the Sellers prior to the Closing, (e) any claims on account of the failure of the Sellers to comply with any laws, rules or regulations, (f) any claims for severance or any other compensation made by the Company's current or former employees or agents, (g) any claim made at any time by any governmental body in respect of the business of the Company for all periods prior to the Closing
Date, (h) any Liability or obligation of the Sellers or the Company arising prior to the Closing Date or (i) any litigation, action, claim, proceeding or investigation by any third party relating to or arising out of the business or operations of the Seller or the Company.

         (b) Indemnification by the Buyer. The Buyer shall indemnify and hold harmless the Sellers and their Affiliates, employees, agents and the successors and assigns of all of them (the "Seller Indemnified Parties"), and shall reimburse the Seller Indemnified Parties for, any Damages arising from or in connection with (a) any material inaccuracy or breach of any of the representations and warranties of the Buyer in this Agreement or in any certificate or document delivered by the Buyer to the Sellers pursuant to this Agreement, or (b) any failure by the Buyer to perform or comply with, in any material respect, any agreement, covenant or obligation in this Agreement or in any certificate or document delivered by the Buyer pursuant to this Agreement to be performed by or complied with by the Buyer.

         (c) Survival. All representations, warranties, covenants and agreements of the parties contained herein or in any other certificate or document delivered pursuant hereto shall survive the Closing for three years from the Closing Date, except the representations and warranties set forth in Section 3(iv) and (x) which shall survive until the expiration of the applicable statute of limitations.

         9. Termination.

         (a) Termination Procedures. This Agreement may be terminated as follows:

                  (i) by mutual written agreement of all of the parties at any time;

                  (ii) by the Buyer, by notice to the Company and the Sellers, if any of the Company or the Sellers has breached this Agreement in any material respect and such breach is not cured within ten (10) days after written notice from the Buyer to the Company and the Sellers;

                  (iii) by the Company, by notice to the Buyer, if the Buyer has breached this Agreement in any material respect and such breach is not cured within ten (10) days after written notice from the Company to the Buyer; or

                  (iv) by the Buyer, by notice to the Company and the Sellers, if its due diligence investigation indicates that any of the information provided for in this Agreement, including without limitation, the Schedules, is inaccurate, incomplete or untrue in a material way.

         (b) Effect of Termination. If any party terminates this Agreement pursuant to this Section 9, all rights and obligations of the parties hereunder shall terminate without any liability of any party to any other party, except for the obligations of the parties under Section 5(b), provided, however, that none of the parties shall be released from liability for any intentional misrepresentation or fraud.

         10. Miscellaneous.

         (a) Public Announcements. Neither the Company, the Sellers, nor any of their Affiliates shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the Buyer.

         (b) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the parties and their respective successors and permitted assigns.

         (c) Entire Agreement. This Agreement (including the schedules and documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof.

         (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Seller.

         (e) Counterparts. This Agreement may be executed in facsimile and in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (g) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to the Company of any of the Sellers:

         Global General Technologies Inc.
         Suite 404
         2053 Grant Road
         Los Altos, California 94024
         Attn: Dr. Larry Ball

         Copy to:

         If to the Buyer:

         Knowledge Transfer Systems, Inc.
         ===========================


         Copy to:

         ===========================
         ---------------------------

Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

         (h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada.

         (i) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Sellers. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (k) Expenses. Each of the parties, the Company, the Sellers, and the Buyer will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

         (l) Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

         (m) Further Assurances. In case at any time after the Closing, any further action or the execution and delivery of any additional documents or instruments shall be necessary or desirable to carry out the purposes of this Agreement and render effective the consummation of the transactions contemplated herein, the parties shall take such actions and execute such additional documents and instruments as may be reasonably requested by the requesting party.

         (n) Independent Representation. Each of the parties hereto further acknowledges and agrees that he or it, as the case may be, has been advised by counsel during the course of negotiations leading up to the execution and delivery of this Agreement and had significant input in the development of this Agreement. This Agreement shall not, therefore, be construed more strictly against any party responsible for its drafting regardless of any presumption or rule requiring construction against the party whose attorney drafted this Agreement. Each of the Sellers and the Company expressly agree and acknowledge that David Lubin & Associates has acted as counsel to the Buyer in connection with this Agreement and the transactions contemplated herein, and shall continue to act as counsel to the Buyer subsequent to the Closing.

         IN WITNESS WHEREOF, the parties hereto have executed this Share Exchange Agreement as of the date first above written.

                         KNOWLEDGE TRANSFER SYSTEMS INC.


                                    By:     /s/ Shmuel Shneibalg
                                    Title:  President



                        GLOBAL GENERAL TECHNOLOGIES INC.


                                    By:     /s/ Larry Ball
                                    Title:  /s/ President and
                                            Chief Executive Officer



                                    /s/ Larry Ball
                                    Dr. Larry Ball


                                    /s/ Steve Miller
                                    Steve Miller


                                    /s/ Al Mercado
                                    Al Mercado


                                    /s/ Andrew Routley
                                    Andrew Routley


                                    /s/ Alvaro Villa
                                    Alvaro Villa

                               DISCLOSURE SCHEDULE

               This Disclosure Schedule is made and given pursuant to the Share Exchange Agreement, dated as of February 23, 2005, among Knowledge Transfer Systems Inc., a Nevada corporation (the "Buyer"), Larry Ball ("Ball"), Steve Miller ("Miller"), Al Mercado ("Mercado"), Andrew Routley ("Routley"), and Alvaro Villa ("Villa", and together with Ball, Miller, Mercado, and Routely, collectively, the "Sellers," and individually, a "Seller") and Global General Technologies Inc., a California corporation (the "Company").
Unless the context otherwise requires, all capitalized terms used in the Disclosure Schedule shall have the respective meanings ascribed to such terms in said Agreement.

         This Disclosure Schedule and the information, descriptions and disclosures included herein are intended to qualify and limit the representations, warranties and covenants of the Company contained in the Agreement. The information, descriptions and disclosures contained in a particular part of the Disclosure Schedule will be deemed to be automatically disclosed in another part of the Disclosure Schedule if a cross reference to such other part of a schedule is made or any other part of the Disclosure Schedule where relevance of such disclosure to another numbered or lettered part would be reasonably apparent from such disclosure.

                                 SCHEDULE 3(VI).

                                 Capitalization


                                      NONE

                                 SCHEDULE 3(VII)

                                 Title to Assets


1. Promissory note, in the amount of $50,000 2. Multimedia Transfer Unit

                                SCHEDULE 3(VIII)

                                   Liabilities


                                      NONE

                                  SCHEDULE 3(X)

                                      Taxes

                                 SCHEDULE 3(XI)

                                  Real Property



                                      NONE

                                 SCHEDULE 3(XII)

                              Intellectual Property



                            Multimedia Transfer Unit

                                SCHEDULE 3(XIII)

                                    Contracts


1. Agreement with Ecopetrol (Colombia) for a homeland security project to be performed 2. Agreement with SSL for a satellite program jointly being pursued by GGT and SSL 3. Agreement with Loral and its Space Systems Loral (SSL) Division in connection with a satellite program 4. A letter of intent for $3 Million for work to be performed in Dubai 5. A current contract for work to be performed in Colombia for $2 Million

                               SCHEDULE 7(A)(III)

                                    Consents


                                      NONE